As filed with the Securities and Exchange Commission on August 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of Principal Executive Offices)

DURECT Corporation 2000 Stock Plan

(Full title of the plan)

James E. Brown

Chief Executive Officer

DURECT Corporation

10260 Bubb Road

Cupertino, CA 95014

(Name and address of agent for service)

(408) 777-1417

(Telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

(650) 813-5600

(Calculation of Registration Fee on following page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
DURECT Corporation 2000 Stock Plan
Common Stock, par value $0.0001 per share	5,000,000 Shares	$1.755 (2)	$8,775,000	$883.64
Total	5,000,000 Shares		$8,775,000	$883.64

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that may be offered or issued in connection with any stock dividend, stock split or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Market on July 26, 2016.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 5,000,000 shares of our common stock for issuance under our 2000 Stock Plan (the “Plan”). An amendment of our Plan, including an increase of 5,000,000 shares of our common stock available for issuance thereunder, was approved at our annual meeting of stockholders on June 22, 2016 as previously reported on our Form 8-K filed on June 23, 2016. Pursuant to General Instruction E of Form S-8, we incorporate by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of our Registration Statements on Form S-8 relating to our Plan filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2000, May 18, 2001, April 12, 2002, August 29, 2003, November 12, 2004, May 6, 2005, May 17, 2006, August 8, 2007, August 12, 2008, August 4, 2009, May 10, 2010, August 5, 2011 and August 8, 2014, (Registration Nos., 333-47400, 333-61224, 333-86110, 333-108390, 333-120405, 333-124701, 333-134200, 333-145244, 333-152968, 333-161025, 333-166700, 333-176113 and 333-197980, respectively).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission, are incorporated by reference herein and made a part hereof:

a. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which includes audited consolidated financial statements for the fiscal year ended December 31, 2015 filed with the Commission on March 1, 2016.

b. The description of our common stock contained in our Statement on Form 8-A, filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on September 9, 2000, including any amendment or report filed for the purpose of updating such description.

c. All other reports that we filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended, since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents that we subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 8.	EXHIBITS

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 2, 2016.

DURECT CORPORATION

By:	/s/ James E. Brown
James E. Brown
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of DURECT Corporation do hereby constitute and appoint James E. Brown and Felix Theeuwes, and each of them severally, our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (“Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Brown	President, Chief Executive Officer and Director	August 2, 2016
James E. Brown	(Principal Executive Officer)

/s/ Felix Theeuwes	Chairman and Chief Scientific Officer	August 2, 2016
Felix Theeuwes

/s/ Matthew J. Hogan	Chief Financial Officer	August 2, 2016
Matthew J. Hogan	(Principal Accounting Officer)

/s/ Simon X. Benito	Director	August 2, 2016
Simon X. Benito

/s/ Terrence F. Blaschke	Director	August 2, 2016
Terrence F. Blaschke

/s/ David R. Hoffmann	Director	August 2, 2016
David R. Hoffmann

/s/ Armand P. Neukermans	Director	August 2, 2016
Armand P. Neukermans

/s/ Jon S. Saxe	Director	August 2, 2016
Jon S. Saxe

/s/ Jay Shepard	Director	August 2, 2016
Jay Shepard

INDEX TO EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-155042), filed on July 1, 2010).

4.3	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of DURECT Corporation (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-3 (File No. 333-128979) initially filed on October 13, 2005).

4.4	Certificate of Amendment to Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of DURECT Corporation (incorporated by reference to Exhibit 3.7 to our Quarterly Report on Form 10-Q (File No. 000-31615) filed on August 5, 2010).

4.5	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.1 to our Current Report on Form S-1, as amended (File No. 333-35316), filed on December 17, 2014).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

99.1	2000 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-31615) filed on June 23, 2016.